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                                                                   Exhibit 10.36

                              (Summary Translation)
                         REAL PROPERTY PURCHASE CONTRACT

This CONTRACT is entered into as of this 5th day of September 2006 by and between Jiangxi Liouxin Industry Co., Ltd., as seller (hereinafter referred to as "Party A") and Jiangxi LDK Solar Hi-Tech Co., Ltd., as purchaser, (hereinafter referred to as "Party B") in connection with the transfer of land use rights and improvements thereon as specified herein based on the principles of equality, voluntariness and mutual consent and in accordance with the Contract Law of the People's Republic of China, the Law of the People's Republic of China on Administration of Urban Real Estate and other relevant rules and regulations.

Subject to the terms and conditions set forth herein, the parties agree as follows:

1. Party B agrees to purchase from Party A land use rights to certain parcels of land and improvements thereon to be used as manufacturing plants, which are located at Jiangxi Province Xinyu Hi-Tech Industrial Park and have a gross floor area of 37,837.12 square meters with such land area, each as notated on the Land and Building Property Right Certificates No. S0202772, No. S0202775, No. S0202779, No. S0202783, No. S0202780, No. S0202784, No. S0208398, No. S0208399,
No. S0208400 and No. S0208401 (hereinafter referred to as the "Property"). square meters (hereinafter referred to as the "Property").

2. Both parties agree that the purchase price, as determined on the basis of the valuation of the Property at the time of such valuation as assessed by Jiangxi Ruiyuan Real Estate Valuation & Consulting Co., Ltd. under its Property Valuation Report (2006 Gan Rui Fang Ping Zi No. 09001) and agreed by both parties, shall be Rmb 945.00 per square meter for properties represented by certificates No. S0202772, No. S0202775 and No. S0202779 and Rmb 741.00 per square meter for properties represented by certificates No. S0202783, No. S0202780, No. S0202784, No. S0208398, No. S0208399, No. S0208400 and No.
S0208401, respectively. The total purchase price shall be Rmb 33,333,800.00.

3. As of the date hereof, Party B has fully paid the total purchase price set forth in this Contract.

4. As Party B has been using the Property and Party A has paid certain related water and electricity expenses incurred, both parties acknowledge that, except for Party A to complete title transfer with respect to the Property to Party B, Party A has fulfilled its obligation to deliver its possession of the Property to Party B under this Contract; provided, however, that Party B shall, within seven business days from the date hereof, pay, reimburse or otherwise settle all the relevant water and electricity expenses incurred by Party A on behalf of, or payable by, Party B during its possession of the Property.

5. Both parties shall abide by the relevant PRC property rules and policies and shall pay all the taxes and charges associated with the transfer of title and ownership of the Property. Based on negotiations between the parties, Party B

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shall be responsible for the payment of any property transfer tax and charges, agent commissions and title transfer handling fees.

6. Should Party A fail to perform this Contract, Party A shall inform Party B in writing. Party A shall refund Party B within seven business days all of the purchase price Party B has paid and pay interest damages to Party B as calculated on the basis of bank saving deposit interest rate then in effect.

7. This Contract is made in five original copies. Each party shall keep two copies hereof and one copy shall be deposited with the Xinyu City Real Property Trading Center.

8. The parties shall resolve all disputes arising from or in connection with this Contract through negotiation or consultation. In the event that the parties cannot reach an agreement to resolve such a dispute or enter into a written arbitration agreement, either party may submit the case to the local people's court having jurisdiction over the matter.

9. The parties may enter into supplemental agreements to deal with matters not explicitly provided herein. Any such supplement shall come into effect upon execution by the parties.

Party A: Jiangxi Liouxin Industry Co., Ltd. (sealed)

Party B: Jiangxi LDK Solar Hi-Tech Co., Ltd. (sealed)